UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

MAUI LAND & PINEAPPLE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
200 Village Road, Lahaina, Maui, Hawaii 96761 (Address of principal executive offices) (Zip Code)

(808) 877-3351
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without Par Value	MLP	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

KAPALUA CENTRAL RESORT

As reported in the Form 8-K filed on January 4, 2022, on December 29, 2021, Maui Land & Pineapple Company, Inc., a Hawaii corporation (“MLP” or “Company”), entered into that certain Purchase and Sale Agreement and Escrow Instructions (“Central Resort Purchase Agreement”) with EKN Development Group LLC, a Nevada limited liability company (“EKN”), pursuant to which MLP agrees to sell to EKN and EKN agrees to purchase from MLP approximately 45.67 acres of property located in the Kapalua Resort, commonly known as the Kapalua Central Resort project (the “Central Resort Property”).

Subsequent to January 4, 2022, EKN formed Fakhrey LLC, a Wyoming based limited liability company (“Fakhrey”) for the purpose of purchasing the parcel and the Central Resort Purchase Agreement was assigned by EKN to Fakhrey.

On May 13, 2022, Amendment No. 3 (“Amendment”) to the Central Resort Purchase Agreement was executed between the Company and Fakhrey. The purchase price for the Central Resort Property remains $40,000,000. Terms of the Amendment included the end of diligence, provided Fakhrey’s Acceptance Notice, waived exclusivity by Fakhrey, changed terms of the initial deposit, changed terms of the additional deposit, established the Fund described below, and established conditions to close the transaction.

Currently, under the terms of a Special Management Area permit issued by the Maui Planning Commission, construction of the project on the Central Resort Property is required to be completed by April 10, 2023 (the “Completion Deadline”). The Amendment provides that closing under the Central Resort Purchase Agreement is conditioned on obtaining a minimum (5) five-year extension of the Completion Deadline (the “Extension”). The Extension must be approved by April 10, 2023, to satisfy the closing requirement. If the Extension is not granted by April 10, 2023 the transaction is automatically cancelled. If the Extension is granted, Fakhrey has 10 days from the approval date to terminate the Central Resort Purchase Agreement if the Extension includes new and/or additional conditions not currently included in the construction permit. In the case of any termination of the Central Resort Purchase Agreement, Fakhrey waives all rights to any maps, reports and studies and shall deliver these items to the Company. The closing date will be a mutually agreed upon date no later than (30) thirty days after the date of the Extension approval. Closing is also subject to other customary closing conditions.

The non-refundable, initial deposit in the amount of $300,000 was restructured to allow up to $290,000 to be spent by Fakhrey via draw requests for costs to support the application for the Extension. If Fakhrey elects to not proceed to closing, all unspent amounts of the initial deposit will be paid to the Company. If the transaction moves to closing any unspent amounts will be applied towards the purchase price.

The additional deposit in the amount of $1,500,000 has been rescinded. In lieu of the additional deposit, Fakhrey will fund $2,000,000 within (5) five business days from the Amendment into an account to be used to fund costs related to obtaining the Extension (the “Fund”). The Fund can only be spent on required updated technical studies, drawings, maps, reports, consultant fees required to support the Extension, and construction on the property to support the Extension. Collectively, these costs are referred to as Application Costs. Fakhrey will provide to MLP monthly, a statement of account for the Fund and documentation of Application Costs. Should the transaction fail to close, all unspent money in the Fund will be returned to Fakhrey. Upon closing of the sale, any unspent money in the Fund can be applied to the purchase price.

OMAOPIO PARCEL, KULA, HI

As reported in the Form 8-K filed on February 8, 2022, on February 2, 2022, MLP entered into a Purchase Contract and Counter Offer (“Omaopio Purchase Agreements”) with Mr. Michl Binderbauer and Mr. Hong, Liang (“Buyers”), pursuant to which MLP agrees to sell three contiguous parcels of land (TMK 2-2-3-8-4, TMK 2-2-3-8-30 and TMK 2-2-3-8-47) totaling 646 acres located in Kula, Hawaii referred to as Omaopio (“Omaopio Property”) to the Buyers.

Subsequent to February 8, 2022, the Buyers formed Hoa Pono LLC, a Hawaii based limited liability company (“Hoa Pono”). for the purpose of purchasing the parcel.” The Omaopio Purchase Agreement was assigned by the Buyers to Hoa Pono.

On May 11, 2022, Hoa Pono waived diligence. On May 13, 2022, MLP and Hoa Pono entered into the 7th Amendment to the Omaopio Purchase Agreements. The purchase price was amended from $9,700,000 to $9,600,000. Closing is anticipated to be on or around May 20, 2022, subject to satisfaction of other customary closing conditions. The $2,000,000 deposit held in escrow became non-refundable with the waiver of diligence. If Hoa Pono fails to close the transaction thereafter, the deposit will be awarded to the Company.

The foregoing summary of the terms of the amendments to the Central Resort Purchase Agreement and the Omaopio Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of the amendments, which will be filed as exhibits to the Company’s periodic report for the corresponding period.

Forward-Looking Statements. Any statements contained in this Current Report on Form 8-K that refer to events that may occur in the future or other non-historical matters are forward-looking statements. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. These forward-looking statements are based on the Company’s expectations as of the date of this report and are subject to risks and uncertainties that could cause actual results to differ materially from current expectations. Actual results could differ materially from those projected in the forward-looking statements as a result of the following factors, among others: (1) conditions to the closing of the transaction may not be satisfied; (2) the transaction may involve unexpected costs, unexpected liabilities or unexpected delays; and (3) the failure of the transaction to close for any other reason. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: May 18, 2022	By:	/s/ WADE K. KODAMA
Wade K. Kodama
Chief Financial Officer